SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934



Date of Report (Date of earliest event reported)........ October 15, 1998


                         BRIA COMMUNICATIONS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          NEW JERSEY                    Q-2549                22-1644111
          ----------                    ------                ----------
(State or other jurisdiction of       (Commission          (I.R.S. Employer
incorporation or organization)        File No.)            Identification No.)



                8 West 38th Street, 9th Floor, New York, NY 10018
              -----------------------------------------------------
              (Address of principal executive offices and Zip Code)


Registrant's telephone number, including area code:       (212)  398-7833
                                                   -----------------------------

         ITEM 1    CHANGES IN CONTROL OF REGISTRANT
         ------

                  On October 15, 1998, the Company entered into a Consulting Agreement with James A. Tilton pursuant to which Mr. Tilton will serve as a Consultant, and will act as an officer and director of the Company. Compensation payable to Mr. Tilton is 5,000,000 shares of the Company's common stock which shares shall bear a restrictive legend which issuance makes Mr. Tilton the "Control Person" of the Company.


         ITEM 5    OTHER EVENTS
         ------

                  On November 16, 1998, the Company effected a reverse split of its Class A common stock on the basis of 1 new share for every 100 shares owned by shareholders of record. Fractional shares will be paid for in cash by the Company. The total number of shares issued and outstanding before the reverse was 9,927,789. The total number of shares issued and outstanding after the reverse is approximately 99,278. The reverse also effected the Company's authorized shares of its Class A common stock. The total number of shares authorized before the reverse was 10,000,000 and after the reverse 100,000.


         ITEM 7.   EXHIBITS
         ------

                  Consulting Agreement between Bria Communications Corporation and James Tilton.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    November 18, 1998



                                                 BRIA COMMUNICATIONS CORPORATION
                                                 (Registrant)




                                                 By:    /s/James Tilton
                                                    ----------------------------
                                                        James Tilton, President